UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

____________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	January 8, 2009

PEAPACK-GLADSTONE FINANCIAL CORPORATION
(Exact Name of Registrant as Specified in Charter)

New Jersey	001-16197	22-3537895
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

158 Route 206, Peapack-Gladstone, New Jersey		07934
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code	(908) 234-0700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                      Entry into a Material Definitive Agreement.

On January 9, 2009, as part of the U.S. Department of the Treasury (the “Treasury”) Troubled Asset Relief Program (“TARP”) Capital Purchase Program, Peapack-Gladstone Financial Corporation (the “Company”) entered into a Letter Agreement (“Letter Agreement”) and a Securities Purchase Agreement – Standard Terms attached thereto (“Securities Purchase Agreement”) with the Treasury, pursuant to which the Company agreed to issue and sell, and the Treasury agreed to purchase, (i) 28,685 shares (the “Preferred Shares”) of the Company’s Fixed Rate Cumulative Perpetual Preferred Stock, Series A, having a liquidation preference of $1,000 per share, and (ii) a ten-year warrant (the “Warrant”) to purchase up to 143,139 shares of the Company’s common stock, no par value (“Common Stock”), at an exercise price of $30.06 per share, for an aggregate purchase price of $28,685,000 in cash.

This transaction closed on January 9, 2009 (the “Closing Date”).  The issuance and sale of these securities was a private placement exempt from registration pursuant to Section 4(2) of the Securities Act of 1933.

Cumulative dividends on the Preferred Shares will accrue on the liquidation preference at a rate of 5% per annum for the first five years, and at a rate of 9% per annum thereafter, but will be paid only if, as and when declared by the Company’s Board of Directors.  The Preferred Shares have no maturity date and rank senior to the Common Stock with respect to the payment of dividends and distributions and amounts payable upon liquidation, dissolution and winding up of the Company.  Subject to the approval of the Board of Governors of the Federal Reserve System, the Preferred Shares are redeemable at the option of the Company at 100% of their liquidation preference, provided that the Preferred Shares may be redeemed prior to the first dividend payment date falling after the third anniversary of the Closing Date (January 9, 2012) only if (i) the Company has raised aggregate gross proceeds in one or more Qualified Equity Offerings in excess of $7,171,250 and (ii) the aggregate redemption price does not exceed the aggregate net proceeds from such Qualified Equity Offerings.  “Qualified Equity Offering” is defined as the sale for cash by the Company after the Closing Date of shares of preferred stock or common stock that qualify as Tier I capital under the capital guidelines of the Company’s federal banking agency.  Thus if the Company raised net proceeds of $28,685,000 from the sale of preferred stock or common stock in a public or private offering, it could redeem all of the Preferred Shares.  Furthermore, if the Company redeemed the Preferred Stock and the Treasury still owned the Warrant, the Company could repurchase the Warrant from the Treasury for its fair market value.  Unless both the holder and the Company agree otherwise, the exercise of the Warrant will be a net exercise (i.e., the holder does not pay cash but gives up shares with a market value at the time of exercise equal to the exercise price, resulting in a net settlement with significantly fewer than the 143,139 shares of Common Stock being issued).

The Treasury may not transfer a portion or portions of the Warrant with respect to, and/or exercise the Warrant for more than one-half of, the 143,139 shares of Common Stock issuable upon exercise of the Warrant, in the aggregate, until the earlier of (i) the date on which the Company has received aggregate gross proceeds of not less than $28,685,000 from one or more Qualified Equity Offerings and (ii) December 31, 2009.  In the event the Company completes one or more Qualified Equity Offerings on or prior to December 31, 2009 that result in the Company receiving aggregate gross proceeds of not less than $28,685,000, the number of the shares of Common Stock underlying the portion of the Warrant then held by the Treasury will be reduced by one-half of the shares of Common Stock originally covered by the Warrant.

The Securities Purchase Agreement, pursuant to which the Preferred Shares and the Warrant were sold, contains limitations on the payment of dividends on the Common Stock (including with respect to the payment of cash dividends in excess of $0.16 per share, which was the amount of the last regular dividend declared by the Company prior to October 14, 2008) and on the Company’s ability to repurchase its Common Stock and repurchase or redeem its trust preferred securities, and subjects the Company to certain of the executive compensation limitations included in the Emergency Economic Stabilization Act of 2008 (the “EESA”).  As a condition to the closing of the transaction, each of Messrs. Frank A. Kissel, Robert M. Rogers, Arthur F. Birmingham, Finn M.W. Caspersen, Jr., Craig C. Spengeman and Garrett P. Bromley, the Company’s Senior Executive Officers (as defined in the Securities Purchase Agreement) (the “Senior Executive Officers”), (i) executed a waiver (the “Waiver”) voluntarily waiving any claim against the Treasury or the Company for any changes to such Senior Executive Officer’s compensation or benefits that are required to comply with the regulation issued by the Treasury under the TARP Capital Purchase Program and acknowledging that the regulation may require modification of the compensation, bonus, incentive and other benefit plans, arrangements and policies and agreements (including so-called “golden parachute” agreements) (collectively, “Benefit Plans”) as they relate to the period the Treasury holds any equity or debt securities of the Company acquired through the TARP Capital Purchase Program; and (ii) entered into a senior executive officer agreement (“Senior Executive Officer Agreement”) with the Company amending the Benefit Plans with respect to such Senior Executive Officer as may be necessary, during the period that the Treasury owns any debt or equity securities of the Company acquired pursuant to the Securities Purchase Agreement or the Warrant, to comply with Section 111(b) of the EESA.

The Securities Purchase Agreement and all related documents may be amended unilaterally by the Treasury to the extent required to comply with any changes in applicable federal statutes after the execution thereof.

Copies of the Letter Agreement (including the Securities Purchase Agreement), the Warrant, the Certificate of Amendment to the Certificate of Incorporation establishing and authorizing the issuance by the Company of up to 500,000 shares of preferred stock, the Certificate of Amendment to the Certificate of Incorporation establishing the terms of the Preferred Shares, the form of Waiver executed by the Senior Executive Officers, the form of the Senior Executive Officer Agreement executed by the Senior Executive Officers, and the press release announcing the completion of the transactions described above are included as exhibits to this Form 8-K and are incorporated by reference into these Items 1.01, 3.02, 3.03, 5.02 and 5.03.  The foregoing summary of certain provisions of these documents is qualified in its entirety by reference thereto.

Item 3.02                      Unregistered Sales of Equity Securities.

The information set forth under “Item 1.01 Entry into a Material Definitive Agreement” of this Current Report on Form 8-K is incorporated by reference into this Item 3.02.

Item 3.03                      Material Modification to Rights of Security Holders.

The information set forth under “Item 1.01 Entry into a Material Definitive Agreement” of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

Item 5.02                      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information set forth under “Item 1.01 Entry into a Material Definitive Agreement” of this Current Report on Form 8-K is incorporated by reference into this Item 5.02.

Item 5.03                      Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Amendment to Certificate of Incorporation

On January 8, 2009, the Company filed with the State of New Jersey a Certificate of Amendment of Certificate of Incorporation (the “Certificate of Amendment”) to establish and authorize the issuance by the Company of up to 500,000 shares of preferred stock after such amendment to the Certificate of Incorporation was approved by the shareholders of the Company on January 6, 2009.  The preferred stock may be issued by the Company’s board of directors in one or more series, from time to time, with each such series to consist of such number of shares and to have such voting powers, designations, preferences, rights, qualifications, limitations and restrictions as determined by the board of directors.  A copy of the Certificate of Amendment is included as an exhibit to this Form 8-K and is incorporated by reference into this Item 5.03.

The Certificate of Amendment was approved by the board of directors on November 20, 2008, subject to shareholder approval, and was approved by the Company’s shareholders on January 6, 2009, and effective upon the filing of the Certificate of Amendment with the State of New Jersey on January 8, 2009.  The full text of the Certificate of Amendment is attached as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by this reference.  The above summary is qualified in its entirety by reference to the full text of the Certificate of Amendment filed as Exhibit 3.1.

Filing of Certificate of Designation

On January 8, 2009, the Company filed a Certificate of Amendment to the Certificate of Incorporation, Fixed Rate Cumulative Perpetual Preferred Stock, Series A (the “Certificate of Designations”) with the State of New Jersey for the purpose of amending its certificate of incorporation to fix the designations, preferences, limitations and relative rights of the Series A Preferred Stock.  The Series A Preferred Stock has a liquidation preference of $1,000 per share.  The Certificate of Designations is attached hereto as Exhibit 3.2 and is incorporated by reference herein.  The above summary is qualified in its entirety by reference to the full text of the Certificate of Designations filed as Exhibit 3.2.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:

3.1	Certificate of Amendment of Certificate of Incorporation of Peapack-Gladstone Financial Corporation, effective as of January 8, 2009.

3.2	Certificate of Amendment to the Certificate of Incorporation, Fixed Rate Cumulative Perpetual Preferred Stock, Series A, of Peapack-Gladstone Financial Corporation, effective as of January 8, 2009.

4.1	Warrant, dated January 9, 2009, to purchase 143,139 shares of Common Stock of Peapack-Gladstone Financial Corporation.

10.1
Letter Agreement, dated January 9, 2009, between Peapack-Gladstone Financial Corporation and the United States Department of the Treasury, with respect to the issuance and sale of the Series A Preferred Stock and the Warrant.

10.2	Form of Waiver, executed by each of Messrs. Frank A. Kissel, Robert M. Rogers, Arthur F. Birmingham, Finn M.W. Caspersen, Jr., Craig C. Spengeman and Garrett P. Bromley.

10.3	Form of Senior Executive Officer Agreement, executed by each of Messrs. Frank A. Kissel, Robert M. Rogers, Arthur F. Birmingham, Finn M.W. Caspersen, Jr., Craig C. Spengeman and Garrett P. Bromley.

99.1	Press release, dated January 9, 2009, of Peapack-Gladstone Financial Corporation.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PEAPACK-GLADSTONE FINANCIAL CORPORATION

Dated: January 12, 2009	By:	/s/ Arthur F. Birmingham
	Name:	Arthur F. Birmingham
	Title:	Executive Vice President and Chief Financial Officer

 EXHIBIT INDEX

Exhibit No.             Title

3.1	Certificate of Amendment of Certificate of Incorporation of Peapack-Gladstone Financial Corporation, effective as of January 8, 2009.

3.2	Certificate of Amendment to the Certificate of Incorporation, Fixed Rate Cumulative Perpetual Preferred Stock, Series A, of Peapack-Gladstone Financial Corporation, effective as of January 8, 2009.

4.1	Warrant, dated January 9, 2009, to purchase 143,139 shares of Common Stock of Peapack-Gladstone Financial Corporation.

10.1
Letter Agreement, dated January 9, 2009, between Peapack-Gladstone Financial Corporation and the United States Department of the Treasury, with respect to the issuance and sale of the Series A Preferred Stock and the Warrant.

10.2	Form of Waiver, executed by each of Messrs. Frank A. Kissel, Robert M. Rogers, Arthur F. Birmingham, Finn M.W. Caspersen, Jr., Craig C. Spengeman and Garrett P. Bromley.

10.3	Form of Senior Executive Officer Agreement, executed by each of Messrs. Frank A. Kissel, Robert M. Rogers, Arthur F. Birmingham, Finn M.W. Caspersen, Jr., Craig C. Spengeman and Garrett P. Bromley.

99.1	Press release, dated January 9, 2009, of Peapack-Gladstone Financial Corporation.